news release

FOR IMMEDIATE RELEASE

September 24, 2013

NASDAQ: THST

Truett-Hurst Inc. Reports Fiscal 2013 Results

Healdsburg, California (September 24, 2013) – Truett-Hurst Inc. (NASDAQ: THST) an innovative and growing super-premium and ultra-premium wine sales, marketing and production company based in the acclaimed Dry Creek and Russian River Valleys of Sonoma County, California, today announced its consolidated financial results for its 2013 fiscal year ended June 30, 2013.

"We are pleased with our financial performance for our fiscal 2013 period, which we believe reflects the continued successful execution of our strategic business initiatives, coupled with strengthening of overall wine industry demand that we had anticipated to occur," said Phillip L. Hurst, Truett-Hurst’s CEO. "Our net sales grew by 35% and notably our case sales increase from 187,000 cases in fiscal 2012 to 209,000 cases in fiscal 2013. Heading into our fiscal 2014, I am confident that we are well-positioned to continue to develop and deliver innovative, high-quality and unique product solutions to our customers and continue to provide value for our stockholders."

Sales: Net sales for fiscal 2013, ended June 30, 2013, were $17.2 million, up from $12.7 million in the prior-year period. Sales increased due to solid demand for the Company’s products and continued development of sales channels. Wholesale sales increased 18% compared to the prior-year period due to increased case sales of existing brands and the introduction of new brands. Direct to consumer sales increased 45% compared to the prior-year period and was attributable to increased wine club memberships and increased tasting room traffic. The Company had internet sales of $1.5 million for fiscal 2013 due to its 50% acquisition of The Wine Spies LLC.

The Company anticipates further sales growth in fiscal 2014 as it launches the California Square bottle in the first quarter of fiscal 2014 and launches the first paper wine bottle, Paperboy, in the second quarter of fiscal 2014. In addition, the Company has secured additional retail and distributor alliances that we believe will enable the Company to expand its marketing presence.

Gross Margins: The Company achieved gross profit margin of 33% of revenue from all sales channels, which represents an increase of 9% from the prior-year period of 24%. The wholesale gross margin increased 9% compared to the same prior-year period, an increase that was attributable to the introduction of new brands which have higher margins than those introduced in the prior-year period. Direct to consumer margins decreased 4% compared to the same prior-year period and was attributable to an increase in the use of promotions and increased sales of brands with lower margins. The Company will continue to focus on delivering a mix of brands through distributors nationwide and through direct and online sales while striving to reduce production costs and improve gross margins.

Truett-Hurst, Inc. • 4035 Westside Road • Healdsburg, CA 95448 • tel: 707.431.4436 • fax: 707.431.4402 • email: ir@truetthurstinc.com

Truett-Hurst Inc. Announces Fiscal 2013 Financial Results

Operating Income (Loss): Operating loss was $0.4 million for fiscal 2013 compared to the prior-year period of operating income of $0.5 million. Operating loss primarily consisted of increased sales and marketing expenses, general and administrative expenses, including fees associated with our financial statement audits and non-recurring expenses associated with becoming a publicly held company.

Sales and marketing expenses increased to $3.4 million for the fiscal year ended June 30, 2013 from $2.0 million for the comparable prior-year period. The increase was primarily due to a $0.5 million increase in personnel costs, a $0.3 million increase in sales and marketing expenses associated with Wine Spies sales, a $0.5 million increase in sales promotions and increases in other sales and marketing expenses. General and administrative expense increased to $2.1 million, for the fiscal year ended June 30, 2013 from $0.6 million for the comparable prior-year period. The general and administrative expenses increase was due to a $0.4 million increase in accounting expenses associated with our financial statement audits necessary to become a publicly held company, a $0.4 million increase in personnel costs, a $0.3 million in expenses associated with Wine Spies and a $0.3 million increase in other general and administrative expenses.

James D. Bielenberg, CFO of Truett-Hurst, Inc., states “We are pleased with the progress being made in all aspects of our business and execution against plan. Our FY14 forecasts reflect a continued growth trajectory from the introduction of innovative new brands such as California Square and Paperboy, leveraging our retailer and distributor relationships to grow our existing brands and expanding our direct to consumer and internet businesses”.

Fiscal 2014 Guidance

Based on our current expectations and estimates regarding our future results, and subject to the factors described in the Forward-Looking Statements section of this release, which represent risks to this forecast, we are providing the following annual guidance for our fiscal 2014:

•	net sales between $24.0 million and $28.0 million
•	gross margin between 31% and 34%
•	operating expenses between $6.8 million and $7.5 million

For fiscal 2014, the Company expects an increase in revenue over the prior year, based on rising market demand, new customer wins and follow-on sales from current customers, many of which are at the early stages in their deployment of our products. The Company expects to increase its sales and marketing resources to support sales growth in all of its key markets. Historically, the Company has experienced uneven quarter over quarter fluctuations in revenue largely due to timing of product launches and customer deployments. The Company expects similar results in fiscal 2014, with the first and second quarters expected to show lower results than the third and fourth quarters.

Truett-Hurst Inc. Announces Fiscal 2013 Financial Results

Earnings Call

Truett-Hurst Inc.’s management will host a conference call today, September 25, 2013, at 10:00 a.m. PST (1:00 p.m. EST) to discuss the Company's financial results and financial guidance. To listen to the conference call, dial in approximately ten minutes before the scheduled call to 1.800.860.2422 and request Truett-Hurst 2013 Results Call or visit our webcast link: http://www.videonewswire.com/event.asp?id=95992. A replay of the call will be available, to listen to the replay, dial US Toll Free: 1.877.344.7529 or International Toll: 1.412.317.0088 and enter conference number: 10033927. The call will be available one hour after the end of the conference call through October 10, 2013 at 9:00 am ET.

Note Regarding Consolidated Financial Statements

The fiscal 2013 results referred to in this report represent results on a consolidated basis that includes both the results of the Truett-Hurst, Inc. with those of H.D.D. LLC (“LLC”) and provide a full-year presentation for comparability purposes. The LLC’s period is from July 1, 2012 to June 25, 2013 and Truett-Hurst, Inc.’s period is from June 26, 2013 to June 30, 2013.

Truett-Hurst Inc. Announces Fiscal 2013 Financial Results

TRUETT-HURST INC. AND SUBSIDIARIES

(Prior to June 26, 2013, H.D.D. LLC and Subsidiary)

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands)

	Years Ended June 30,
	2013	2012

Sales	$17,587	$13,145
Less excise tax	(425)	(456)
Net sales	17,162	12,689

Cost of sales	11,496	9,618

Gross profit	5,666	3,071

Operating expenses:
Sales and marketing	3,435	2,009
General and administrative	2,098	572
Non-recurring	284	-
Stock-based compensation	174	-
Bulk wine sales, net loss	30	46
Sale of assets, net loss (gain)	18	(7)
Total operating expenses	6,039	2,620
Income (loss) from operations	(373)	451
Other income (expense):
Interest expense	(356)	(464)
Brokerage fees	-	50
Changes in fair value for warrant and interest rate swap	120	(10)
Gain (loss) on foreign currency	(10)	-
Total other income (expense)	(246)	(424)
Income (loss) before income taxes	(619)	27
Income tax expense	2	1
Net income (loss) attributable to the controlling and the non-controlling interests	(621)	$26
Less: Net loss (income) attributable to non-controlling interest: The Wine Spies, LLC	25
Less: Net loss (income) attributable to non-controlling interest: H.D.D. LLC	596
Net income attributable to Truett-Hurst, Inc.	$-

Truett-Hurst Inc. Announces Fiscal 2013 Financial Results

TRUETT-HURST INC. AND SUBSIDIARIES

(Prior to June 26, 2013, H.D.D. LLC and Subsidiary)

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	Years ended June 30,
	2013	2012
ASSETS
Current assets:
Cash	$11,367	$167
Accounts receivable	2,816	1,258
Inventories	13,222	6,852
Bulk wine deposit	-	333
Other current assets	245	12
Total current assets	27,650	8,622
Property and equipment, net	5,383	5,083
Goodwill	134	-
Intangible assets, net	706	235
Other assets, net	259	142
Total assets	$34,132	$14,082

LIABILITIES, REEDEMABLE CONTRIBUTED CAPITAL, STOCKHOLDERS' and MEMBERS' EQUITY

Current liabilities:
Line of credit	$6,887	$1,764
Accounts payable	2,123	1,513
Accrued expenses	1,710	303
Amount due factor	-	869
Due to related parties	71	77
Current portion of deferred taxes	96	-
Current maturities of related party notes	70	467
Current maturities of long-term debt	250	792
Warrant obligation	-	206
Total current liabilities	11,207	5,991

Deferred rent liability	53	58
Deferred taxes, net of current portion	127	-
Related party notes, net of current maturities	67	137
Long-term debt, net of current maturities	3,454	2,637
Total liabilities	14,908	8,823

Redeemable contributed capital	-	5,886

Stockholders' and members' equity (deficit)
Preferred stock, 5,000,000 shares authorized and zero issued and outstanding	-	-
Class A common stock, 7,000,000 authorized and 2,700,000 issued and outstanding	3	-
Class B common stock, 1,000 authorized and 10 issued and outstanding	-	-
Additional paid in capital	10,803	2,280
Due from member	-	(36)
Stock-based compensation	174	-
Accumulated deficit	(3,467)	(2,871)
Total stockholders' and members' equity (deficit)	7,513	(627)
Non-controlling interests	11,711	-
Total equity (deficit)	19,224	(627)
Total liabilities, redeemable contributed capital, stockholders' and members' equity	$34,132	$14,082

Truett-Hurst Inc. Announces Fiscal 2013 Financial Results

TRUETT-HURST INC. AND SUBSIDIARIES

(Prior to June 26, 2013, H.D.D. LLC and Subsidiary)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Years Ended June 30,
	2013	2012
Cash flows from operating activities:
Net income (loss)	$(621)	$26
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	479	108
Non-controlling interest - The Wine Spies, LLC	25	-
Gain on sale of assets	-	(7)
Deferred rent	(5)	20
Warrant revaluation	(10)	10
Contributed rent	36	243
Gain in fair value of interest rate swap	(110)	-
Stock-based compensation	174	-

Changes in operating assets and liabilities, net
Accounts receivable	(1,558)	(311)
Inventories	(6,369)	(2,779)
Bulk wine deposit	333	(333)
Other assets	(124)	(103)
Accounts payable	610	608
Accrued expenses	1,407	206
Net cash used in operating activities	(5,733)	(2,311)

Cash flows from investing activities:
Acquisition of property and equipment	(637)	(266)
Acquisition of intangible and other assets	(252)	(42)
Acquisition of The Wine Spies, LLC	(349)	-
Disposal of assets	37	-
Proceeds from sale of assets	-	7
Net cash used in investing activities	(1,201)	(301)

Cash flows from financing activities:
Net proceeds from (repayments on) line of credit	5,123	(235)
Payments to related parties	(6)	(176)
Proceeds from related party notes	350	150
Payments on related party notes	(817)	(306)
Proceeds from long-term debt	3,882	100
Payments on long-term debt	(3,607)	(223)
Proceeds from amount due factor	-	2,579
Payments on amount due factor	(869)	(1,710)
Member exercise of put right	-	(150)
Proceeds from exercise of warrant	499	-
Proceeds from sale of Class A common stock (IPO)	15,143	-
Payment of issuance costs associated with IPO	(1,567)	-
Issuance of Class A common stock (IPO)	3	-
Member contributions for members' equity and warrant	-	2,475
Net cash provided by financing activities	18,134	2,505
Net increase (decrease) in cash	11,200	(107)
Cash at beginning of year	167	274
Cash at end of year	$11,367	$167

Supplemental disclosure of cash flow information:
Interest paid during year	$343	$546
Income taxes paid during year, net of refunds	$2	$1

Supplemental disclosure of non-cash transactions
Contributed inventory for membership interest	$-	$357
Contributed rent for membership interest	$36	$243
Contributed net operating receivables for membership interest	$-	$8
Note issued to member for exercise of put right	$-	$210
Fair value of warrant	$-	$(196)
Exercise of warrant upon exercise	$196	$-
Recharacterization of contributed capital	$5,886	$-
Fair value of swap	$110	$-
Foreign exchange	$10	$-
Stock-based compensation	$174	$-
Acquisition of equipment	$8	$-
Gain on exercise of warrant	$10

Truett-Hurst Inc. Announces Fiscal 2013 Financial Results

About Truett-Hurst Inc.

Truett-Hurst Inc. (NASDAQ: THST) is an innovative and growing super-premium and ultra-premium wine sales, marketing and production company based in the acclaimed Dry Creek and Russian River Valleys of Sonoma County, California. Our corporate website is www.truetthurstinc.com. Our principal executive offices are located at 4035 Westside Road, Healdsburg, California 95448, and our telephone number is 707.431.4423. We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, enacted on April 5, 2012 (“JOBS Act”), a small reporting company as defined by Section 15(d) of the Exchange Act, and a controlled company as defined by the corporate governance rules of NASDAQ.

Forward-Looking Statements

This press release and our earnings conference call for the fiscal year ended June 30, 2013 contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, that are made as of the date of this press release based upon our current expectations. All statements, other than statements of historical fact, regarding our strategy, future operations, financial position, estimated revenue, projected costs, prospects, plans, opportunities, and objectives constitute “forward-looking statements.” The words “may,” “will,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “potential” or “continue” and similar types of expressions identify such statements, although not all forward-looking statements contain these identifying words. Such forward-looking statements include expectations regarding revenue, income, expenses, and other guidance for the fiscal year ending June 30, 2014 and any future periods. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause such differences include, but are not limited to, a reduction in the supply of grapes and bulk wine available to us; significant competition; any change in our relationships with retailers which could harm our business; we may not achieve or maintain profitability in the future; the loss of key employees; a reduction in our access to, or an increase in the cost of, the third-party services we use to produce our wine; credit facility restrictions on our current and future operations; failure to protect, or infringement of, trademarks and proprietary rights; these factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this report. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

This press release should be read in conjunction with our most recent annual report on Form 10-K expected to be filed on September 27, 2013, and our other reports currently on file with the Securities and Exchange Commission, which contain a more detailed discussion of risks and uncertainties that may affect future results. We do not undertake to update any forward-looking statements unless otherwise required by law.

Truett-Hurst Inc. Announces Fiscal 2013 Financial Results

For more information, contact:	For more information, contact:
Truett-Hurst Inc.	Truett-Hurst Inc.’s Investor Relations
James D. Bielenberg, Chief Financial Officer	IR@truetthurstinc.com
Phone: 707.431.4423 Fax: 707.431.4402
Email: james@truetthurst.com